UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 18, 2026

STRATEGIC ACQUISITIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-28963	13-3506506
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2464 Darts Cove Way

(Mount Pleasant) Charleston,

South Carolina 29466-0101

(Address of principal executive offices)

(212) 495-9234

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on which registered
Common Stock	STQN	OTCID

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act. ☐

EXPLANATORY NOTE

Strategic Acquisitions, Inc., a corporation formed under the laws of Nevada, on December 23, 2025 filed a Form 15 to terminate its Registration of its class of securities with the U.S. Securities and Exchange Commission. On February 23, 2025, the Board of Directors approved to withdraw and rescind its Notice of Termination of Registration of a Class of Securities and the Company returned to fully reporting status.

This 8-K is being filed to disclose the events that took place while the Registration was terminated.

Item 3.02 - Unregistered Sales of Equity Securities

John P. O’Shea, restricted common share issuance

On February 4, 2026, Strategic Acquisitions, Inc. (the “Company”) Board of Directors approved the issuance of 30,000,000 new restricted common shares to John P. O’Shea at subscription price of $0.001 for past services rendered to the Company. Prior to the issuance of these shares, Mr. O’Shea owned 151,800 restricted common shares, after the issuance of these shares, Mr. O’Shea now owns 30,151,800 restricted common shares which represents approximately 64.6% of the 46,675,000 issued and outstanding shares.

The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption.

As of March 10, 2026, there were 46,675,000 shares of the issuer’s common stock issued and outstanding.

Jennifer L. O’Shea, restricted common share issuance

On February 4, 2026, Strategic Acquisitions, Inc. (the “Company” or the “Registrant”) Board of Directors approved the issuance of 10,000,000 new restricted common shares to Jennifer L. O’Shea at subscription price of $0.001 for past services rendered to the Company. Mrs. O’Shea now owns 10,000,000 restricted common shares which represents approximately 21.4% of the 46,675,000 issued and outstanding shares.

The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption.

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Item 4.01 - Changes in Registrant’s Certifying Accountant

Engagement of Integritat Audit, Accounting & Advisory, LLC

On February 28, 2026 (the “Engagement Date”), the Registrant’s Board of Directors approved the appointment of and engaged Integritat Audit, Accounting & Advisory, LLC, 1825 NW Corporate Blvd., Suite 110, Boca Raton, Florida, as the Registrant’s independent registered public accounting firm.

During the Registrant’s two most recent fiscal years, the subsequent interim periods thereto, and through the Engagement Date, neither the Registrant nor anyone on its behalf consulted the Current Accountants regarding either (1) the application of accounting principles to a specified transaction regarding the Company, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (2) any matter regarding the Company that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 18, 2026, the Board of Directors of Strategic Acquisitions, Inc. accepted the resignation of Wei Huang in his position as Director of the Company. Wei Huang does not have any disagreements with the Company on any matter relating to its operations, policies or practices.

On February 3, 2026, the Board of Directors of the Company accepted the resignation of Yuanyuan Huang in his position as Secretary, Principal Financial Officer, Director of the Company. Yuanyuan Huang does not have any disagreements with the Company on any matter relating to its operations, policies or practices.

On February 18, 2026, the Board of Directors of the Company appointed Jennifer L. O’Shea, wife of John P. O’Shea, to the Board of Directors. Jennifer L. O’Shea accepted the position. Mrs. O’Shea is the President and Chief Executive Officer of Global Alliance Securities, LLC, a registered U.S. broker-dealer. Her background in the areas of 15a-6 transactions-Chaperoning relating to investment banking, private transactions, and sales trading for cross-broader transactions makes her qualified for this position.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Acquisitions, Inc.

Date: March 10, 2026	By	/s/ John P. O’Shea
John P. O’Shea
President and Director